UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

Stamps.com Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26427		77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1990 E. Grand Avenue	El Segundo,	CA	90245
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:		(310)	482-5800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STMP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company           ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 28 and June 3, 2021, Stamps.com Inc. (the "Company," “we” or “us”) reached an agreement in principle and signed a Term Sheet to settle a pending securities class action and stockholder derivative cases, respectively, as described below. Based on currently available information related to expected insurance recoveries and legal costs, and assuming the settlements are finalized and obtain final approval from the respective Courts, the Company estimates a net cash outflow of approximately $66 to $77 million.

The Company and the other defendants have denied and continue to deny each and all of the claims alleged in the Securities Class Action (as defined below) and the Derivative Actions (as defined below), and the proposed settlements contain no admission of liability, wrongdoing, or responsibility by any of the defendants.

On February 28, 2019 and March 13, 2019, two putative class action complaints were filed against us in the United States District Court for the Central District of California, Western Division. One of the two putative class actions was dismissed without prejudice, and the other case, styled as Karinski v. Stamps.com, Inc. et al, Case 2:19-cv-01828 (the “Securities Class Action”), continued as previously disclosed in our SEC filings, including the Form 10-K filed on February 26, 2021.

As previously disclosed: on May 16, 2019 and May 21, 2019, two purported shareholder derivative suits were filed in the United States District Court for the Central District of California, Western Division, and the two cases were consolidated as In re Stamps.com Stockholder Derivative Litigation, Case 2:19-cv-04272, and subsequently transferred to the United States District Court for the District of Delaware; on October 3, 2019, a purported shareholder derivative suit was filed against us in a case titled Harvey v. Kenneth T. McBride, et al, Case No. 1:19-cv-01861-CFC, in the United States District Court for the District of Delaware; and on February 3, 2021, the Court consolidated such cases as In re Stamps.com Stockholder Derivative Litigation, Case No. 1:19-cv-01861-CFC (collectively, the “Federal Derivative Actions”). Also, as previously disclosed, on August 19, 2019, a purported shareholder derivative suit was filed against us in a case formerly titled City of Cambridge Retirement System v. Kenneth T. McBride, et al, Case No. 2019-0658-AGB (and now titled Macomb County Employees’ Retirement System v. Kenneth T. McBride, et al. Case No. 2019-0658), in the Delaware Court of Chancery (the “State Derivative Action” and, together with the Federal Derivative Actions, the "Derivative Actions").

On May 28, 2021, the lead plaintiff in the Securities Class Action, the Company and each of the other defendants in the Securities Class Action (the "Securities Defendants") reached an agreement in principle to settle the Securities Class Action. Under the terms of the agreement in principle, the lead plaintiff, on behalf of a class of all persons that purchased or otherwise acquired Company stock between May 3, 2017 and May 8, 2019, inclusive, would release the Securities Defendants from all claims asserted or that could have been asserted in the Securities Class Action and dismiss such claims with prejudice, in exchange for payment of $100 million to or on behalf of the class by the Company (a portion of which is expected to be funded by insurance proceeds). The agreement in principle remains subject to the satisfaction of various conditions, including negotiation and execution of a final stipulation of settlement, notice to the proposed class, and approval by the United States District Court for the Central District of California. If these conditions are satisfied, the proposed settlement will resolve all claims in the Securities Class Action against the Company and each of the other Securities Defendants. In the event that we are unable to execute a final stipulation of settlement and obtain Court approval, we and all other Securities Defendants will continue to defend vigorously against the claims asserted in the Securities Class Action.

On June 3, 2021, the plaintiffs in the Derivative Actions (the "Derivative Plaintiffs"), the Company and each of the defendants in the Derivative Actions (the "Derivative Defendants") executed a Term Sheet whereby they agreed to settle the claims in the Derivative Action pursuant to the Term Sheet. Among other things, the Term Sheet provides that Derivative Plaintiffs would release the Derivative Defendants from all claims asserted or that could have been asserted in the Derivative Actions, in exchange for: (i) payment of $30 million of insurance proceeds to the Company on behalf of certain of the Derivative Defendants from D&O insurance policies purchased by the Company for the benefit of its directors and officers and the Company; and (ii) the implementation of certain corporate governance changes by the Company. The Term Sheet also provides that the parties will negotiate in good faith concerning a fee and expense award to Derivative Plaintiffs’ counsel. The Term Sheet remains subject to certain conditions, including negotiation and execution of a final stipulation of settlement, notice to the Company’s stockholders, and approval by the Court of Chancery of the State of Delaware. In the event that we are unable to execute a final stipulation of settlement and obtain Court approval, the Derivative Defendants will continue to defend vigorously against the claims asserted in the Derivative Actions.

Forward-Looking Statements

This Current Report on Form 8-K (this "Report") contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can find many (but not all) of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "projects," "seeks," "intends," "plans," "could," "would," "may" or other similar expressions in this Report. Our forward-looking statements relate to future events or our future performance and include, but are not limited to, any statements that refer to proposed terms of settlement of certain legal proceedings. Other statements contained in this Report that are not historical facts are also forward-looking statements.

We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this Report, or that we may make orally or in writing from time to time, are based on beliefs and assumptions made by us and information available to us at the time made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Among other things, each of the proposed settlements is subject to certain conditions, including negotiation and execution of a mutually satisfactory definitive settlement agreement and entry by the applicable Court of a final order approving the settlement that is not subject to further appeal. There can be no assurance that the parties to either settlement will enter into a definitive settlement agreement or that such agreement will be approved by the relevant Court. In addition, legal and other costs in connection with the legal proceedings being settled, efforts to finalize the settlements and potential other costs including those related to stockholder rights in connection with the required notices described above could be higher than expected. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.

Please refer to the risk factors under "Item 1A. Risk Factors" of our Form 10-K for the year ended December 31, 2020, as well as those described in our other public filings (if any). This Report and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished or filed herewith:

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stamps.com Inc.
(Registrant)

June 4, 2021	/s/ Ken McBride
Date	(Signature)

Ken McBride
Chief Executive Officer